Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-296557) on Form S-1 of ITG, Inc. of our report dated February 13, 2026, relating to the consolidated financial statements of ITG Parent, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Coral Gables, FL

June 22, 2026

1